UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)    June 6, 2007

Disaboom Inc.
(Exact name of registrant as specified in charter)

Colorado (State or other jurisdiction of incorporation)	333-141550 (Commission File Number)	20-5973352 (IRS Employer Identification No.)

10475 Park Meadows Drive, Suite 600, Lone Tree, CO (Address of principal executive offices)	80124 (Zip Code)

        Registrant’s telephone number, including area code (720) 279-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

        On June 6, 2007 we entered into a Sublease Agreement (the “Sublease”) with Merlin Technical Solutions, Inc. (“Merlin”) for 6,572 square feet of rentable office space at 7730 E. Belleview Avenue, Suite A-306, Greenwood Village, CO 80111. The Sublease commences June 15, 2007 and terminates on July 31, 2009. We are obligated to pay monthly rent of $7,667.33, plus $220 per month for the covered parking spaces we are provided. Sublease payments commence August 1, 2007.

        The Sublease is subject to the terms and conditions of the Master Lease between Merlin and the Landlord. The Master Lease contains provisions that are generally found in commercial leases including event of default provisions and requirements to obtain certain amounts and types of insurance coverage.

Item — 9.01. Financial Statements and Exhibits.

(d)   Exhibits

10.1	Sublease Agreement with Merlin Technical Solutions, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2007	Disaboom, Inc. (Registrant) /s/ J. W. Roth Name: J. W. Roth Title: Chief Executive Officer